SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No.     )

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d(2))

☒	Definitive Information Statement

Banyan Rail Services Inc.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-f(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registrations Statement No.:

(3)	Filing Party:

(4)	Date Filed:

2255 Glades Road

Suite 111-E

Boca Raton, Florida 33431

November 5, 2013

Dear Fellow Stockholders:

Our board of directors and the holders of a majority of our outstanding shares have approved an amendment to Banyan’s certificate of incorporation to change the name of the company from “Banyan Rail Services Inc.” to “Banyan Industrial Services Inc.” Since 2009, we have been engaged in the business of railroad tie reclamation and disposal through our subsidiary, The Wood Energy Group, Inc. As of early 2013, we are no longer engaged in that business and Banyan is now a shell company, without significant liabilities or assets other than cash on hand. Our management team is currently investigating various acquisition opportunities and is not limiting itself to railroad related businesses. The new name reflects that we are pursuing acquisitions over a broad range of industries. As a result, our board believes that the name change is in the best interests of Banyan and our stockholders.

The attached information statement contains a more detailed description of the amendment to our certificate of incorporation and I encourage you to read it thoroughly.

Sincerely,

Gary O. Marino

Chairman of the Board of Directors

Banyan Rail Services Inc.

Information Statement

Important Notice Regarding the Availability of this Information Statement

This information statement is available on the Internet at http://banyan.investorroom.com.

General information

This information statement is being furnished to our stockholders for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Exchange Act), and the related rules and regulations. Our board of directors and the holders of a majority of our outstanding shares of common stock have approved an amendment to our certificate of incorporation to change the name of the company from “Banyan Rail Services Inc.” to “Banyan Industrial Services Inc.” Accordingly, your consent is not required and is not being solicited in connection with this action. We are not asking you for a proxy and you are requested not to send us a proxy.

Our board of directors has fixed the close of business on October 17, 2013 as the record date for the determination of stockholders who are entitled to receive this information statement. There were 1,029,045 shares of our common stock issued and outstanding on the record date. We anticipate that this information statement will be mailed on or about November 5, 2013 to all stockholders of record as of the record date.

Amendment to Our Certificate of Incorporation

Our board of directors and the holders of a majority of our outstanding shares have approved an amendment to our certificate of incorporation to change the name of the company from “Banyan Rail Services Inc.” to “Banyan Industrial Services Inc.” by amending Article First of our certificate of incorporation to replace it with the following:

“First: The name of the Company is Banyan Industrial Services Inc.”

Reasons for the Name Change

Since 2009, we have been engaged in the business of railroad tie reclamation and disposal through our subsidiary, The Wood Energy Group, Inc. As of early 2013, we are no longer engaged in that business and Banyan is now a shell company, without significant liabilities or assets other than cash on hand. Our management team is currently investigating various acquisition opportunities and is not limiting itself to railroad related businesses. The new name reflects that we are pursuing acquisitions over a broad range of industries. As a result, our board believes that the name change is in the best interests of Banyan and our stockholders.

1

Timing of the Amendment

The name change will become effective on the day of filing the certificate of amendment to our certificate of incorporation with the Delaware Secretary of State. Pursuant to Rule 14c-2 under the Exchange Act, the proposed amendment to our certificate of incorporation may not be filed until twenty calendar days after the mailing of this information statement to our stockholders. We anticipate filing the amendment immediately following the expiration of the twenty-day waiting period. However, our board of directors retains discretion under Delaware law not to implement the amendment. If our board exercises this discretion, the name change will not be affected.

Approval of the Amendment to Our Certificate

On October 4, 2013, our board of directors, believing it to be in the best interests of Banyan and our stockholders, approved the proposed amendment to our certificate of incorporation and recommended adoption of the amendment to our stockholders. Delaware law permits the holders of a majority of our outstanding shares to approve the amendment by written consent without holding a meeting. To avoid the significant costs and delays associated with holding a meeting, our board elected to seek approval of the amendment by written consent. On October 4, 2013, the holders of an aggregate of 599,308 shares of our common stock, which represented approximately 58% of the shares entitled vote on the amendment to the certificate, consented in writing without a meeting to the amendment. As a result, no further votes are required.

Stock Certificates

Stockholders will not be required to exchange their certificates as a result of the name change. However, stockholders may exchange certificates if they so choose. Stockholders desiring new certificates representing the shares of the company to which they are entitled after the name change may submit their existing stock certificates to our transfer agent, Computershare Trust Company, 250 Royall Street, Canton, Massachusetts 02021.

New Trading Symbol

Our common stock is currently quoted on the OTC Bulletin Board, or OTCBB, under the symbol “BARA.OB.” After the effective date of the amendment to the certificate of incorporation, our common stock will continue to be reported on the OTCBB under the same symbol.

2

Security Ownership of

Management and Significant Stockholders

The following table lists the stock ownership of our directors, executive officers and significant stockholders as of October 17, 2013. All shares of our stock have been adjusted to reflect the 1-for-5 reverse stock split, effectuated in September 2013.

Name and Address(1)	Common Stock	Stock Options(2)	Preferred Stock(3)	Total	Percentage(4)

Gary O. Marino(5) 2255 Glades Road, Suite 111-E Boca Raton, FL 33431	502,259	10,000	345,734	857,993	62.0%

Paul S. Dennis(6) 16330 Vintage Oaks Lane, Delray Beach, FL 33484	97,049	10,000	57,200	164,249	15.0%

Donald D. Redfearn 2255 Glades Road, Suite 111-E Boca Raton, FL 33431	2,000	5,000	—	7,000	0.7%

Jon Ryan (7) 2255 Glades Road Suite 111-E Boca Raton, FL 33431	—	5,000	—	5,000	0.5%

Donald Denbo(10) 2255 Glades Road Suite 111-E Boca Raton, FL 33431	4,042	—	10,000	14,042	1.4%

Mark Friedman 2255 Glades Road Suite 111-E Boca Raton, FL 33431	—	—	—	—	—

Greg Smith(8) 2016 Kingspointe Drive Chesterfield, MO 63005	33,333	—	20,000	53,333	5.1%

Andy C. Lewis(9) 868 South Allis Rd. Wilmar, AR 71675	41,417	—	20,000	61,417	5.8%

All directors, and executive officers as a group	680,100	30,000	452,934	1,163,034	76.9%

Footnotes on next page

3

(1)   Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power over the shares of stock owned.

(2)   Shares of common stock the beneficial owners have the right to acquire through stock options that are or will become exercisable within 60 days.

(3)   Shares of common stock into which shares of series A, B or C preferred stock held by the beneficial owner are convertible.

(4)   Assumes the exercise of options, conversion of series A, B or C preferred stock into common stock by that beneficial owner, but no others.

(5)   496,826 shares of common stock and all shares of preferred stock are held by Banyan Holdings LLC. Gary O. Marino, the Company’s Chairman of the Board of Directors, is the President of Banyan Holdings LLC.

(6)   83,499 shares of common stock and all shares of preferred stock are owned by Paul S. Dennis, Trustee under the Paul S. Dennis Trust Agreement dated August 9, 1983, as modified.

(7)   5,000 options issued on July 26, 2011. The options vest in three equal annual installments beginning July 26, 2012 and expire July 26, 2016.

(8)   All shares of common stock and preferred stock are held by the Stephanie G. Smith Trust u/a dated December 20, 1995, as amended, Stephanie G. Smith and Greg Smith, Trustees.

(9)   All shares of common stock and preferred stock are held by the Andy C. Lewis and Michelle D. Lewis Revocable Trust.

(10)  All shares of common stock and preferred stock are held by Coalbrookdale Partners. Donald Denbo is a general partner of Coalbrookdale Partners.

Other Matters

Cost of this Information Statement

The entire cost of furnishing this information statement will be borne by Banyan. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our common stock held of record by them.

Appraisal Rights

There are no appraisal rights for any stockholder who dissents from approval of the amendment to our certificate of incorporation under our governing documents. Also, we have concluded that there are no appraisal rights for any stockholder who dissents from approval of the amendment to our certificate of incorporation under Delaware corporation law. We refer you, however, to § 262 of Delaware general corporation law which proscribes the rights of stockholders to dissent. There may be other rights or actions under state law for stockholders who are aggrieved by amendments generally. Although the nature and extent of these rights or actions are uncertain and may vary depending upon the facts or circumstances, stockholder challenges to corporate action in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions.

4

Interests of Certain Persons in or Opposition to Matters to be Acted Upon

None of our officers or directors or their respective affiliates has any substantial interest in the amendment to our certificate of incorporation. Our directors all support and voted in favor of the amendment.

Where You Can Find More Information

We are subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, we file periodic reports, such as our annual report, and other information with the SEC relating to our business, financial statements and other matters. You may read and copy any document that we file at the public reference facilities of the SEC in Washington, DC. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available on the SEC’s website at www.sec.gov.

By Order of the Board of Directors

Gary O. Marino

Chairman of the Board

5